Exhibit 10.14

October 26, 2005

Endeavor Acquisition Corp.

180 Madison Avenue, Suite 2305

New York, New York 10016

Re:	Endeavor Acquisition Corp. (“Company”)

Gentlemen:

Each of the undersigned hereby waives his/its right to exercise conversion rights with respect to any shares of the Company’s common stock owned by the undersigned, directly or indirectly, and agrees that he/it will not seek conversion with respect to such shares in connection with any vote to approve a business combination (as is more fully described in the Company’s Prospectus relating to the Company’s initial public offering).

Very truly yours,

TOWER TRUST

By:	/s/ Eric Watson
Name: Eric Watson
Title: Chairman

/s/ Jonathan J. Ledecky
Jonathan J. Ledecky

/s/ Jay H. Nussbaum
Jay H. Nussbaum

/s/ Kerry Kennedy
Kerry Kennedy

/s/ Robert B. Hersov
Robert B. Hersov

/s/ Edward J. Mathias
Edward J. Mathias